UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 10, 2007

BEA Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22369	77-0394711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2315 North First Street

San Jose, California 95131

(Address of principal executive offices, including zip code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As previously announced, in August 2006, the Audit Committee of the Board of Directors of BEA Systems, Inc., a Delaware corporation (the “Company”), initiated a review of the Company’s historical stock option grants. On December 4, 2006, the Company announced that it expected changes in certain stock option measurement dates to result in material, non-cash compensation expense, and, therefore, that its previously issued financial statements should no longer be relied upon and that it would restate its financial statements as necessary. On February 14, 2007, the Company announced the principal conclusions of the Audit Committee’s review and the preliminary estimates of the non-cash compensation expense, on a pre-tax basis, that it expected to record.

At this time, and as a result of the Company’s continuing work on the restatement of its financial statements from Fiscal 1998 through Q1 Fiscal 2007, the Company estimates that it will record an aggregate non-cash compensation expense, on a pre-tax basis, of approximately $425 million, which represents an increase from the prior estimated range of between $340 and $390 million.

As previously disclosed, the aggregate pre-tax expense that the Company expects to record results principally from correcting the accounting measurement dates for stock option grants, as well as accounting for employee severance arrangements that extended or altered stock option vesting and exercising privileges. The increase in the Company’s estimate results from additional charges relating to such employee severance arrangements, which the Company now estimates will be approximately $175 million. The Company estimates that the charge relating to the correction of accounting measurement dates for stock option grants, as well as other miscellaneous accounting adjustments, will total approximately $250 million.

Item 8.01	Other Events

As previously disclosed, the Company has been working with its independent auditors, Ernst & Young LLP, to complete its restatement, and thereafter intends to seek comments from the Office of the Chief Accountant (the “OCA”) at the Securities and Exchange Commission (the “SEC”). The Company now expects to submit its proposed restated financial statements and related materials to the OCA on October 11, 2007. The Company intends to file its quarterly reports on Form 10-Q for the quarters ended July 31, 2006, October 31, 2006, April 30, 2007 and July 31, 2007, and its annual report on Form 10-K for the fiscal year ended January 31, 2007, which will incorporate its restated financial statements, as soon as practicable after receiving comments from the OCA.

Cautionary Note Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to the Company’s estimates of the non-cash compensation expenses, on a pre-tax basis, that it expects to record as a result of its stock option review, and the filing of the Company’s periodic reports. Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated by the forward-looking statements, including the risk that the final non-cash compensation expenses, on a pre-tax basis, that the Company will record as a result of its stock option review will be different than the Company’s current estimates, and that the Company may not be able to complete the preparation and filing of the described periodic reports on a timely basis. For more details, please refer to the Company’s SEC filings, including the Annual Report on Form 10-K for the fiscal year ended January 31, 2006, the Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, as well as similar disclosures in subsequent SEC filings. The forward-looking statements and risks stated in this report are based on information available to the Company today. The Company assumes no obligation to update them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

Date: October 10, 2007	By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer